Exhibit 5.1


                                November 12, 1999

The Med-Design Corporation
2810 Bunsen Avenue
Ventura, CA  93003

Re: Issuance of Additional Shares Pursuant to Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as outside counsel to The Med-Design Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registrant Statement") relating to the registration by the Company of an additional 500,000 shares (the "Shares") of the Company's Common Stock, $.01 par value per share, to be issued pursuant to or be granted under the Company's Amended and Restated Non-Qualified Stock Option Plan (as amended to date, the "Plan").

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Amended and Restated Certificate of Incorporation of the Company, (b) the Amended and Restated By-Laws of the Company, (c) a good standing certificate dated as of a recent date from the State of Delaware, (d) the Plan and (e) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

     Based on the foregoing, we are of the following opinion:

          1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Shares, when issued in accordance with the terms of the Plan and for consideration not less than par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinions above as members of the Bar of the Commonwealth of Pennsylvania and express no opinion as to any law other than the General Corporation Law of the State of Delaware.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,


                                            /s/ ROBERT M. BERGER
                                            --------------------
                                                Robert M. Berger